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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 30, 2001

                          BANKENGINE TECHNOLOGIES, INC.
            (Formerly known as Callmate Telecom International, Inc.)
             (Exact name of registrant as specified in its charter)


FLORIDA                             000-27773                        59-313-4518
(State of                           (Commission                    (IRS Employer
incorporation)                      File Number)             Identification No.)



         725 Port St. Lucie Blvd., Suite 201, Port St. Lucie, FL, 34984
          (Address of principal executive offices, including zip code)

                                 (888) 672-5935
              (Registrant's telephone number, including area code)

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Item 4.           Changes in Registrant's Certifying Accountants.

         On March 30, 2001, Pender Newkirk & Company, CPAs ("PNC"), the independent certified public accountants for BankEngine Technologies, Inc., formerly known as Callmate Telecom International, Inc. (jointly, the "Company") was dismissed. During the year ended August 31, 2000 the reports by PNC on the financial statements of the Company contained a going concern opinion. During the year ended August 31, 1999 the reports by PNC on the financial statements of the company did not contain an adverse opinion or a disclaimer of opinion, or one that was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and subsequent period up to March 30, 2001, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         On March 30, 2001, upon receipt of approval of its Board of Directors, the Company engaged Schwartz Levitsky Feldman to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through March 30, 2001, the Company did not consult with Schwartz Levitsky Feldman on any accounting or auditing issues.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

    (c)      Exhibits

             Exhibit 1 - Letter, dated March 30, 2001 from PNC.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 30, 2001

                                            BANKENGINE TECHNOLOGIES, INC.

                                            By:    /s/ Joseph Alves
                                                   ----------------
                                            Name:  Joseph Alves
                                            Title: CEO